Exhibit 3.15
Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PROPHET 21 CANADA INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF DOMESTICATION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 1996, AT 3 O’CLOCK P.M.
     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 1996, AT 3 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “PROPHET 21 CANADA INC.”.

2638266 8100H 060281910	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4617131 DATE: 03-24-06

CERTIFICATE
OF
DOMESTICATION
     The undersigned, John E. Meggitt, President and Treasurer, of Prophet 21 Canada Inc., in accordance with the provisions of Section 388 of Title 8 of the Delaware Code does hereby certify:
     FIRST: The corporation was first formed on April 2, 1991 in the Province of Ontario, Canada.
     SECOND: The name of the corporation immediately prior to the filing of this Certificate of Domestication was Prophet 21 Canada Inc.
     THIRD: The name of the corporation as set forth in this certificate of incorporation is Prophet 21 Canada Inc.
     FOURTH: The jurisdiction that constituted the seat, siege social, principal place of business or central administration of the corporation immediately prior to the filing of this Certificate of Domestication was the Municipality of Metropolitan Toronto in the Province of Ontario, Canada.

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     IN WITNESS WHEREOF, I, being the President and Treasurer and being duly authorized to sign this Certificate of Domestication on behalf of the corporation have made, signed and sealed this Certificate of Domestication on this 24th day of June, 1996.

John E. Meggitt

President and Treasurer

(Title)

CERTIFICATE OF INCORPORATION
OF
PROPHET 21 CANADA INC.
     The undersigned, for purposes of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Corporation is Prophet 21 Canada Inc.
     SECOND: The Corporation’s registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: (a) The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) of Common Stock, $.01 par value per share.
     FIFTH: The name and mailing address of the sole incorporator is Andrew P. Gilbert, Esq., c/o Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey 08540.
     SIXTH: The names and addresses of the three persons constituting the initial Board of Directors are:

John E. Meggitt,	19 College Avenue, Yardley, PA 19067,
David W. Pamenter,	Suite 4900, Commerce Court West, Toronto, Ontario, Canada M5L1J3, and c/o
Eric B. Friedman,	Lang Michener, Suite 2500, BCE Place, Toronto, Ontario, Canada M5J2T7
     SEVENTH: The Corporation is to have perpetual existence.
     EIGHTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, the By-Laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, and any By-Laws adopted by the Board of Directors of the Corporation may be amended or repealed by the stockholders entitled to vote thereon. Election of Directors need not be by written ballot.
     NINTH: A Director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a Director, except (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which

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such Director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the Director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 24th day of June, 1996.

By:
Andrew P. Gilbert, Esq.
Sole Incorporator